EXHIBIT 24.1

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, other than Joseph R. Ficalora, Mark A. Ricca and Robert Wann, constitutes and appoints Mr. Ficalora, Mr. Ricca and Mr. Wann, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-4 for the registration of common stock of New York Community Bancorp, Inc., and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and things requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date
/S/ JOSEPH R. FICALORA Joseph R. Ficalora	Director, President and Chief Executive Officer (Principal Executive Officer)	July 21, 2003

/S/ MARK A. RICCA Mark A. Ricca	Executive Vice President, General Counsel and Corporate Secretary	July 21, 2003

/S/ ROBERT WANN Robert Wann	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2003

/S/ MICHAEL F. MANZULLI Michael F. Manzulli	Director	July 21, 2003

/S/ DONALD M. BLAKE Donald M. Blake	Director	July 21, 2003

/S/ MAX L. KUPFERBERG Max L. Kupferberg	Director	July 21, 2003

/S/ ANTHONY E. BURKE Anthony E. Burke	Director	July 21, 2003

/S/ HOWARD C. MILLER Howard C. Miller	Director	July 21, 2003

/S/ DOMINICK CIAMPA Dominick Ciampa	Director	July 21, 2003

Name	Title	Date
/S/ ROBERT S. FARRELL Robert S. Farrell	Director	July 21, 2003

/S/ JOHN A. PILASKI John A. Pilaski	Director	July 21, 2003

/S/ WILLIAM C. FREDERICK, M.D. William C. Frederick, M.D.	Director	July 21, 2003

/S/ JAMES J. O’DONOVAN James J. O’Donovan	Director	July 21, 2003